U.S. SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

June 24, 2009

KLEVER MARKETING, INC.
(Name of small business issuer as specified in its charter)

Delaware	000-18730	363688583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2469 E. Ft. Union Blvd., Suite 214, Salt Lake City, Utah	84121
(Address of principal executive offices)	(Zip Code)

(801) 847-6444
Registrant's telephone number, including area code

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Merger Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Merger Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Merger Act (17 CFR 240.13e-4(c)).

Basis of Amendment

This 8-K/A is filed as an amendment to an earlier 8-K filed with the SEC on May  28, 2009 in response to certain comments received from the SEC.

Items 4.01                            Change of Certified Independent Auditor:

The Company formally announced on May 28, 2009 the change of its independent auditor from Robison Hill & Company of Salt Lake City, Utah to Chisholm, Bierwolf, Nilson & Morrill, LLC of Bountiful, Utah (CBNM).  The Company explained that because of certain debt obligations owing to Robison Hill resulting from auditing and financial review work, it was not possible for Robison Hill & Company to continue to act as a totally independent auditor for the Company.  Robison Hill & Company indicated to the Company a request for resignation based upon these circumstances.  There was and remains outstanding the total amount of $18,580.00 owing to Robison Hill & Company by Klever for these services from February 1, 2008 to April 23, 2009.  The Company responded and accepted the resignation on April 23, 2009.  Concurrently, the Company retained the services of Chisholm, Bierwolf, Nilson & Morrill, LLC to act as its independent auditors through the end of the current fiscal year for the Company.  A letter from the prior auditors explaining the request for resignation is attached and incorporated by this reference to the 8-K.

In accordance with S-K Item 304(a), the Company further represents as to this filing as follows:

(1)The resigning auditor’s last two annual reports and the current auditor’s report were not qualified, modified nor have a disclaimer, and did not contain an adverse report; except reservations about the Company as a going concern;

(2)The change of auditors as requested by the resigning auditors was approved by the Company’s board of directors by unanimous consent;

(3)During the two most recent annual audit periods performed by Robison Hill and CBNM for 2008 ending December 31st, 2007 and 2008 and the interim period from January 1, 2009 to April 23, 2009, there were no disagreement or disclosures related to disagreements as to any accounting/audit matters, procedures, practices or reports which management of Klever or its board.

(4)There were no reportable events as defined by Item 304(a)(1)(v) for the past two fiscal years or the interim period as defined above.

(5)The Company has directed and authorized the resigning auditors to respond fully and unconditionally to the new auditors described above;

(6)The resigning auditors have not expanded the scope of their audit or required any investigation related to their resignation or otherwise and have informed Klever they know of no unresolved audit issues.

(7)The Company did not disagree or contest either auditors’ reservation that Klever may not be a “going concern” after review by the board of Klever;

(8)The Company is not aware of any unresolved issues under this Item with the resigning or current auditors;

(9)The Company has advised concurrently the resigning auditors and new auditor through a copy of this 8-K delivered prior to filing and has received back no comments.

The Company does not anticipate any internal changes in its review or compliance procedures resulting from the change of auditors and further knows of no material disagreements with the audit services last performed by Robison Hill & Company and current auditors CBNM.

Klever Marketing, Inc.

Date: June 24, 2009	By:	/s/ Paul G. Begum
Paul G. Begum
Acting Chairman of the Board and President

Exhibit 16 - Robison Hill & Company Resignation Letter
   (Resigning Accountants)